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                                                                    Exhibit 1.1

                                 (TRANSLATION)


                                         Approved on March 23, 1985

                                           Revised and approved on:
                                            June 26, 1986
                                            June 29, 1988
                                            June 27, 1991
                                            June 29, 1994
                                            June 29, 1995
                                            June 29, 1999
                                            June 29, 2000
                                            June 27, 2002
                                            June 27, 2003

                           ARTICLES OF INCORPORATION
                                      OF
                  NIPPON TELEGRAPH AND TELEPHONE CORPORATION

                                  CHAPTER I.
                              GENERAL PROVISIONS

Article 1.  (Corporate Name)

   1. The company shall be incorporated pursuant to the Nippon Denshin Denwa Kabushiki Kaisha Law and the name of the company shall be Nippon Denshin Denwa Kabushiki Kaisha.

   2. The name of the company in English translation shall be Nippon Telegraph and Telephone Corporation.

Article 2.  (Purpose)

   1. The purpose of the company shall be to hold all the shares which both Nippon Telegraph and Telephone East Corporation and Nippon Telegraph and Telephone West Corporation (hereinafter referred to as the "Regional Companies") respectively issue and to ensure proper and stable provision of telecommunications services by the Regional Companies as well as to conduct research relating to the telecommunications technologies that will form the foundation for telecommunications.

   2. The company shall engage in the following business activities:

   (1) subscribing for and holding the shares which the Regional Companies issue as well as exercising the rights as the holder of the shares;

   (2) providing advice, mediation and other assistance to the Regional
       Companies;

   (3) conducting research relating to the telecommunications technology that will form the foundation for telecommunications; and

   (4) such business activities as are incidental to the business activities of the preceding three items.

   3. The company may, besides the business activities referred to in the preceding paragraph, engage in business activities necessary to achieve the purpose of the company.

Article 3.  (Location of Head Office)

   The head office of the company shall be located in Chiyoda-ku, Tokyo.

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Article 4.  (Public Notices)

   Public notices of the company shall be given by publication in the "Nippon Keizai Shimbun" published in Tokyo.

                                  CHAPTER II.
                                    SHARES

Article 5.  (Total Number of Shares)

   The total number of shares authorized to be issued by the company shall be 62,120,445 shares.

Article 6.  (Share Handling Regulations)

   The denomination of share certificates, registration of transfer of shares, entry or record in the register of fractional shares, registration relating to the right of pledge, re-issue of share certificates, indication of trust property, procedure relating to registration of loss of share certificates, and other matters concerning the handling of shares and fractional shares and handling charges thereof shall be governed by the share handling regulations established by the board of directors.

Article 7.  (Notification of Address and Seal Impression, etc.)

   1. A shareholder (including beneficial owner, hereinafter the same), registered pledgee and holder of fractional shares, or its legal representative or its representative shall provide the company with its name, address and seal impression. In the event that any change has occurred, the same procedure shall be taken.

   2. A shareholder, registered pledgee and holder of fractional shares, or its legal representative or its representative, having its residence in a foreign country may designate a temporary residence or attorney in Japan and so notify the company. In the event that any change has occurred, the same procedure shall be taken.

   3. The provision in the first paragraph shall apply to the attorney referred to in the preceding paragraph.

   4. When a person fails to make any notification referred to in the first through third paragraphs, the company shall not be responsible for any damage arising from such failure.

Article 8.  (Record Date)

   1. The company shall deem the shareholders entered or recorded in the register of shareholders and the register of beneficial owners (hereinafter collectively called the "register of shareholders, etc.") as at the close of March 31 of each year to be those shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders to be held in respect of the relevant fiscal year.

   2. In addition to the preceding paragraph, whenever necessary the company shall, by a resolution of the board of directors, and having given prior public notice thereof, deem the shareholders or registered pledgees entered or recorded in the register of shareholders, etc. as of a fixed date or the holders of fractional shares entered or recorded in the register of fractional shares as of the same date to be those shareholders, pledgees or holders of fractional shares who are entitled to exercise their rights.

Article 9.  (Transfer Agent)

   1. The company may appoint a transfer agent or agents which will handle the business of registration of transfer of shares and entry or record in the registry of loss of share certificates, entry or record in the register of fractional shares and the register of beneficial owners, and other matters.

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   2. The transfer agent, its location and the scope of its authority shall be determined by a resolution of the board of directors and public notice shall be given with respect thereto.

                                 CHAPTER III.
                           MEETINGS OF SHAREHOLDERS

Article 10.  (Convocation)

   1. The president shall convene an ordinary meeting of shareholders in June of each year and an extraordinary meeting of shareholders whenever necessary, in accordance with a resolution of the board of directors.

   2. When the president is unable to act, one of the other directors shall convene the meeting in accordance with the order predetermined by a resolution of the board of directors.

Article 11.  (Chairman of Meetings)

   1. The president shall act as chairman at meetings of shareholders.

   2. When the president is unable to act, one of the other directors shall act as chairman in accordance with the order predetermined by a resolution of the board of directors.

Article 12.  (Method of Making Resolutions)

   1. Unless otherwise provided by law or by these Articles of Incorporation, all resolutions of meetings of shareholders shall be adopted by a majority vote of shareholders present at the meeting.

   2. Special resolution of meetings of shareholders as stipulated in Article 343 of the Commercial Code of Japan shall be adopted by a two-thirds (2/3) majority vote of shareholders present at the meeting which shareholders present hold shares representing in the aggregate one-third (1/3) or more of the total number of voting rights of shareholders.

Article 13.  (Voting by Proxy)

   1. A shareholder or its legal representative may not delegate the exercise of his vote to anyone other than another shareholder of the company, provided that the Japanese Government, a local municipality or a corporation which is a shareholder may delegate the exercise of its vote to the staff or employees of the government or such municipality or corporation.

   2. When a shareholder or its legal representative intends to delegate the exercise of his vote to others, he shall submit each time a proxy to the company before the meeting.

Article 14.  (Minutes of Meetings)

   The substance of proceedings at a meeting of shareholders and the results thereof shall be recorded in minutes of the meeting which shall bear the names and seals of the chairman and of the directors present at the meeting.

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                                  CHAPTER IV.
                    DIRECTORS AND BOARD OF DIRECTORS, ETC.

Article 15.  (Number of Directors)

   There shall be no more than fifteen (15) directors of the company.

Article 16.  (Election of Directors)

   1. Directors shall be elected at a meeting of shareholders by a majority vote of shareholders present at the meeting which shareholders present hold shares representing in the aggregate one-third (1/3) or more of the total number of voting rights of shareholders.

   2. Cumulative voting shall not be used for the election of directors.

Article 17.  (Term of Office)

   1. The term of office of directors shall expire at the conclusion of the ordinary meeting of shareholders held to settle accounts for the fiscal period last ending within two (2) years from their assumption of office.

   2. The term of office of any director elected to fill a vacancy or elected because of an increase in number shall be the same as the remainder of the term of office the other directors.

Article 18. (Election of Representative Directors and Directors with Specific Powers)

   1. The board of directors shall select from among its members one (1) president.

   2. The company may have one (1) chairman of the board of directors and one
(1) or more senior executive vice presidents and executive vice presidents
(jomu).

   3. The provision in the first paragraph shall apply to appointment of the chairman of the board of directors, senior executive vice presidents and executive vice presidents referred to in the preceding paragraph.

   4. The president shall represent the company.

   5. The board of directors may select one (1) or more directors from among its members to be representative directors of the company, in addition to the president.

   6. The president shall preside over the business affairs of the company in accordance with the resolutions of the board of directors.

   7. When the president is unable to act, one of the other directors shall act on his behalf in accordance with the order predetermined by a resolution of the board of directors.

Article 19.  (Meetings of Board of Directors)

   1. A meeting of the board of directors shall be convened by the president and he shall act as chairman.

   2. Notwithstanding the preceding paragraph, when the chairman of the board of directors is appointed, he shall convene the meeting and act as chairman. However, this provision shall not be applicable when the chairman of the board of directors is unable to act.

   3. When the president is unable to act, one of the other directors shall act as chairman in accordance with the order predetermined by a resolution of the board of directors.

   4. Notice of a meeting of the board of directors shall be dispatched to each director and statutory auditor three (3) days prior to the date of the meeting. Such period of notice may, however, be shortened in case of urgency.

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   5. Resolutions at a meeting of the board of directors shall be adopted by a majority vote of the directors present which directors present shall constitute a majority of all directors.

   6. Unless otherwise provided by law or by these Articles of Incorporation, any other matters with respect to the board of directors shall be governed by the regulations of the board of directors established by the board of directors.

Article 20.  (Counsellors and Advisors)

   1. The company may have one (1) or more counsellors (soudan yaku) and advisors (komon) by resolution of the board of directors.

   2. The counsellors shall provide advice and suggestions with respect to the entire business of the company and the advisors shall provide advice and suggestions with respect to a specific matter, as requested by the president.

                                  CHAPTER V.
              STATUTORY AUDITORS AND BOARD OF STATUTORY AUDITORS

Article 21.  (Number of Statutory Auditors)

   There shall be no more than five (5) statutory auditors of the company.

Article 22.  (Election of Statutory Auditors)

   Statutory auditors shall be elected at a meeting of shareholders by a majority vote of shareholders present at the meeting which shareholders present hold shares representing in the aggregate one-third (1/3) or more of voting rights of all the shareholders.

Article 23.  (Term of Office of Statutory Auditors)

   1. The term of office of statutory auditors shall expire at the conclusion of the ordinary meeting of shareholders held to settle accounts for the fiscal period last ending within four (4) years from their assumption of office.

   2. The term of office of any statutory auditor elected to fill a vacancy shall be the same as the remainder of the term of office of his predecessor.

Article 24.  (Full-time Statutory Auditors)

   The statutory auditors shall appoint one (1) or more full-time statutory auditors from among their number.

Article 25.  (Meetings of Board of Statutory Auditors)

   1. Notice of a meeting of the board of statutory auditors shall be dispatched to each statutory auditor three (3) days prior to the date of the meeting. Such period of notice may, however, be shortened in case of urgency.

   2. Resolutions at a meeting of the board of statutory auditors shall be adopted by a majority vote of the statutory auditors present shall constitute a majority of all statutory auditors.

   3. Unless otherwise provided by law or by these Articles of Incorporation, any other matters with respect to the board of statutory auditors shall be governed by the regulations of the board of statutory auditors established by the board of statutory auditors.

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                                  CHAPTER VI.
                                   ACCOUNTS

Article 26.  (Fiscal Period)

   The fiscal period of the company shall commence on the 1/st /day of April of each year and end on the 31/st/ day of March of the following year, and the accounts of the company shall be closed on the last day of each fiscal period.

Article 27.  (Dividends)

   1. Dividends shall be paid to the shareholders or registered pledgees entered or recorded on the register of shareholders, etc. as of the closing of accounts for each fiscal period and the holders of fractional shares entered or recorded on the register of fractional shares as of the closing of accounts for each fiscal period.

   2. The company shall be exempted from the obligation to pay dividends referred to in the preceding paragraph after three (3) years have elapsed from the date on which the shareholders or the holders of fractional shares were in default of receipt of dividends.

   3. Dividends shall bear no interest even during the period referred to in the preceding paragraph.

Article 28.  (Interim Dividends)

   1. Distribution of cash in accordance with Article 293-5 of the Commercial Code of Japan (hereinafter referred to as "interim dividends") may be paid to the shareholders or registered pledgees entered or recorded on the register of shareholders, etc. as of the 30/th/ day of September of each year or the holders of fractional shares entered or recorded on the register of fractional shares as of the same date by a resolution of the board of directors.

   2. The provisions in the second and third paragraphs of the preceding Article shall apply to interim dividends.

   (Name and address of each promotor: Translation omitted)

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